UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2025

Alumis Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42143	86-1771129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 East Grand Avenue

South San Francisco, California 94080

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 231-6625

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ALMS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On March 8, 2025, Alumis Inc. (the “Company”) issued a press release titled “Late-Breaking ESK-001 Phase 2 OLE Data Presented at 2025 AAD Annual Meeting Demonstrate Robust Clinical Responses Over 52 Weeks in Psoriasis” announcing positive 52-week data from the open-label extension of the Company’s Phase 2 STRIDE clinical trial evaluating ESK-001 in patients with moderate-to-severe plaque psoriasis.

On March 8, 2025, the Company also presented the results of these data during a late-breaking session at the 2025 American Academy of Dermatology Association (AAD) Annual Meeting in Orlando, Florida.

A copy of the press release and the presentation are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K (the “Report”). The information set forth in this Report, including without limitation the press release and the presentation, is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 8, 2025.

99.2	Presentation titled “ESK-001, a Highly Selective Oral TYK2 Inhibitor: 52-Week Phase 2 Study Results In Moderate-to-Severe Plaque Psoriasis.”

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alumis Inc.

By:	/s/ Sara Klein
Sara Klein
Chief Legal Officer

Dated: March 10, 2025